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                                                          EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 3, 1996


Name                                              Jurisdiction of Incorporation
- -----                                             -----------------------------

TRU, Inc.                                         Delaware
Geoffrey, Inc.                                    Delaware
Toys "R" Us-NY Holdings, Inc.                     Delaware
Toys "R" Us-Ohio, Inc.                            Delaware
Toys "R" Us-Delaware, Inc.                        Delaware
KRU, Inc.                                         Delaware
Toys "R" Us-Mass., Inc.                           Massachusetts
ABG Corp.                                         Nevada
Toys "R" Us-NYTEX, Inc.                           New York
Toys "R" Us-N.Y. Limited Partnership              New York
Toys "R" Us-Penn., Inc.                           Pennsylvania
TRU of Puerto Rico, Inc.                          Puerto Rico
Toys "R" Us-Texas, Inc.                           Texas
TRU Mass. Properties, Inc.                        Delaware
TRU Ohio Properties, Inc.                         Delaware
TRU Penn. Properties, Inc.                        Delaware
TRU Properties, Inc.                              Delaware
TRU (Vermont), Inc.                               Vermont
Toys "R" Us Handelsgesellschaft m.b.H.            Austria
Toys "R" Us (Australia) Pty, Ltd.                 Australia
TRU (Barbados), Ltd.                              Barbados
Toys "R" Us-Belgium, SCA.                         Belgium
Toys "R" Us (Canada) Ltd.                         Ontario, Canada
TRU (NRO) Investments Ltd.                        Alberta, Canada
TRU (NRO) II Investments Ltd.                     Alberta, Canada
TRU (NRO) III Investments Ltd.                    Alberta, Canada
Toys "R" Us A/S                                   Denmark
Toys "R" Us S.A.R.L.                              France
Toys "R" Us GmbH                                  Germany
Toys "R" Us Operations GmbH                       Germany
Toys "R" Us Logistik GmbH                         Germany
Toys "R" Us Service GmbH                          Germany
Toys "R" Us Asia Limited                          Hong Kong
TRU (HK) Limited                                  Hong Kong
Toys "R" Us S.r.l.                                Italy
Toys "R" Us-Japan Ltd.*                           Japan
Toys "R" Us (Luxembourg) S.A.                     Luxembourg
Toys "R" Us (Malaysia) SDN. BHN.**                Malaysia
Toys "R" Us (Mexico), S.A. de C.V.                Mexico
TRU (Netherlands) B.V.                            Netherland
Toys "R" Us (Netherlands) B.V.                    Netherland
Toys R Us Portugal, Limitada                      Portugal
Toys "R" Us-Singapore (Pte) Limited               Singapore
Toys R Us, Iberia, S.A.                           Spain





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Toys "R" Us, Aktiebolag                           Sweden
Toys R Us AG                                      Switzerland
TRU AG                                            Switzerland
Toys "R" Us Holdings PLC                          United Kingdom
Toys "R" Us Limited                               United Kingdom
Toys "R" Us Properties Limited                    United Kingdom

Other subsidiaries are omitted because considered in the aggregate such subsidiaries would not constitute a significant subsidiary.

*     80% owned
**    60% owned

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